EXHIBIT 32

               Certifications Pursuant to 18 U.S.C. Section 1350.

         The undersigned, who is the chief executive officer and the chief financial officer of Community First Bancorporation, hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


August 15, 2005

                            s/ Frederick D. Shepherd, Jr.
                            ----------------------------------------------------
                            Frederick D. Shepherd, Jr.
                            Chief Executive Officer and Chief Financial Officer